Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2016 RESULTS

WASHINGTON, D.C. – November 8, 2016 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2016.

Financial Highlights for the Quarter Ended September 30, 2016

•	Net income was $1.1 million, or $0.03 per share on a fully diluted basis for the three months ended September 30, 2016.

•	FFO was $13.4 million, or $0.30 per share on a fully diluted basis for the three months ended September 30, 2016.

•	FFO, as Adjusted was $13.1 million, or $0.29 per share on a fully diluted basis for the three months ended September 30, 2016.

•	CAD was $11.2 million for the three months ended September 30, 2016.

•

On September 29, 2016, the Company closed on a seven year $100.0 million unsecured delayed draw term loan, which matures on September 29, 2023. The term loan has a 180-day delayed draw period and is prepayable without penalty beginning in October 2018. Subsequent to the quarter end, the Company has entered into two forward-starting interest rate swaps with an aggregate notional value of $100.0 million, which effectively fix the interest rate on future draw-downs of the term loan at 3.12% annually based on the Company’s current leverage ratio.

Portfolio Highlights

•	Portfolio occupancy at 100%.

•

Completed the acquisition of three of four properties as part of the Company’s previously announced agreement to acquire a 302,057 square foot U.S. Government-leased portfolio. The Company expects to close on the fourth portfolio property in the fourth quarter of 2016.

•	Completed the acquisition of a property located in Alameda, California, which is currently under development to become a 65,810 square foot Food and Drug Administration (FDA) laboratory.

•	In total, the Company has completed the acquisition of 12 operating properties and one property under development since its IPO on February 5, 2015.

“We are pleased with our results for the quarter,” said William C. Trimble III, President and Chief Executive Officer of Easterly. “Our business model continues to deliver strong predictable results with cash flows that are backed by the full faith and credit of the United States Government, which translated to a year-over-year FFO per share growth of 17.5% in the quarter. The company is well positioned to continue to execute its strategy of acquiring the highest quality portfolio of mission critical properties that support our earnings growth objective.”

Financial Results for the Nine Months Ended September 30, 2016

Net income was $3.3 million, or $0.08 per share on a fully diluted basis for the nine months ended September 30, 2016.

FFO was $37.4 million, or $0.90 per share on a fully diluted basis for the nine months ended September 30, 2016.

FFO, as Adjusted was $36.3 million, or $0.87 per share on a fully diluted basis for the nine months ended September 30, 2016.

CAD was $32.0 million for the nine months ended September 30, 2016.

Portfolio Operations

As of September 30, 2016, the Company wholly owned 41 operating properties in the United States, encompassing approximately 3.0 million square feet in the aggregate, including 38 operating properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of September 30, 2016, the operating portfolio had an average age of 12.1 years, was 100% occupied, and had a weighted average remaining lease term of 6.3 years.  With 13.0% of leases, based on square footage, and 14.9% of leases, based on total annualized lease income, scheduled to expire before 2019, Easterly expects to continue to provide a highly visible and stable cash flow stream.

Acquisitions and Development

On July 1, 2016, the Company acquired three of the four properties as part of the Company’s previously announced agreement to acquire a 302,057 square foot U.S. Government-leased portfolio. The three acquisitions completed included the following properties:

•	Federal Bureau of Investigation (FBI) - Birmingham, a 96,278 square foot built-to-suit property completed in 2005, 100% leased to the GSA on behalf of the FBI through 2020.

•

Drug Enforcement Administration (DEA) - Birmingham, a 35,616 square foot built-to-suit property completed in 2005, 100% leased to the GSA on behalf of the DEA and the Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF) through 2020.

•	Environmental Protection Agency (EPA) - Kansas City, a 71,979 square foot built-to-suit laboratory completed in 2003, 100% leased to GSA on behalf of the EPA through 2023.

The acquisition of the fourth property in the portfolio, a 98,184 square foot built-to-suit property located in Albany, NY is expected to close in the fourth quarter of 2016. This property is 100% leased to GSA on behalf of the FBI through 2018.

On August 1, 2016, the Company acquired a property located in Alameda, California, which is currently under development to become a 65,810 square foot FDA laboratory. The FDA - Alameda laboratory will be leased to the GSA for a 20-year term, which shall commence upon completion of development of the property.

Balance Sheet and Capital Markets Activities

Easterly believes that its strong balance sheet and access to capital provides ample capacity to pursue and fund its growth plan.  As of September 30, 2016, the Company had total indebtedness of $287.8 million comprised of $206.7 million on its unsecured revolving credit facility and $81.1 million of mortgage debt (excluding unamortized premiums / discounts and deferred financing fees). At September 30, 2016, Easterly had net debt to total enterprise value of 25.0% and a net debt to annualized quarterly EBITDA ratio of 4.6x. Easterly’s outstanding debt had a weighted average maturity of 4.7 years and a weighted average interest rate of 2.4%. The Company also had approximately $193.3 million of remaining capacity on its $400.0 million revolver, before consideration for the facility’s $250.0 million accordion feature.

On September 29, 2016, the Company closed on a seven year $100.0 million unsecured delayed draw term loan. The loan matures on September 29, 2023, has a 180-day delayed draw period, and is prepayable without penalty beginning in October 2018. The Company intends to use proceeds from draw-downs of the term loan to repay borrowings outstanding under its unsecured $400.0 million revolving credit facility and for general corporate purposes. Subsequent to the quarter end, the Company entered into two forward-starting interest rate swaps with an aggregate notional value of $100.0 million. These forward-starting swaps effectively fix the interest rate on future draw-downs under the Company’s senior unsecured term loan facility at 3.12% annually based on the Company’s current leverage ratio. The forward-starting swaps have an effective date of March 29, 2017, and extend until the maturity of the term loan on September 29, 2023.

“The company continues to exceed its acquisition goals,” said Darrell Crate, Chairman of the Board of Easterly. “Since IPO the company has increased the size of its portfolio by nearly 880,000 square feet with 12 completed acquisitions and now serves 18 agencies. The balance sheet, sourcing strategy, and execution capabilities are aligned to continue to deliver on our growth objectives.”

Dividend

On November 3, 2016 the Board of Directors of Easterly approved a cash dividend for the third quarter of 2016 in the amount of $0.24 per share of common stock. The dividend will be payable on December 22, 2016 to shareholders of record on December 7, 2016.

Outlook for 2016 – Including Potential Future Acquisitions

The Company is reiterating its expectations for 2016 FFO per share on a fully diluted basis in a range of $1.19 to $1.23.

Outlook for the 12 Months Ending December 31, 2016

	Low	High
Net income (loss) per share – fully diluted basis	$0.10	$0.14
Plus: real estate depreciation and amortization	$1.09	$1.09
FFO per share – fully diluted basis	$1.19	$1.23

This guidance assumes $160 million of acquisitions in 2016, which includes the five operating properties acquired to-date, the closing of FBI - Albany in the fourth quarter of 2016 and additional acquisition volume of approximately $10 million.  This guidance does not contemplate dispositions or additional capital markets activities beyond the settlement of the Company’s forward equity sale contracts. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation. By excluding income and expense items such as straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Net Operating Income (NOI) is calculated as total property revenues (rental income, tenant reimbursements and other income) less property operating expenses and real estate taxes from the properties owned by the Company. Cash NOI excludes from NOI straight-line rent and amortization of above-/below-market leases. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. The Company believes that NOI provides investors with a useful measure of the operating performance of our properties. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all restricted stock units, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Pro forma nine months ended September 30, 2015 (1) removes from the Company’s financial results for the period from February 11, 2015 (the date of the closing of the Company’s initial public offering) to September 30, 2015 the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs and (2) reflects a full quarter of operations for the period from January 1, 2015 to March 31, 2015 on a pro forma basis based on the financial results of the 49 days of operations between February 11, 2015 and March 31, 2015.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard time on November 8, 2016 to review the third quarter 2016 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through November 22, 2016 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13647924.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 2, 2016.  In addition, our qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(In thousands, except share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Real estate properties, net	$880,962	$772,007
Cash and cash equivalents	4,358	8,176
Restricted cash	1,432	1,736
Deposits on acquisitions	1,250	—
Rents receivable	7,464	6,347
Accounts receivable	4,136	2,920
Deferred financing, net	3,007	2,726
Intangible assets, net	116,100	116,585
Prepaid expenses and other assets	1,845	1,509
Total assets	$1,020,554	$912,006
Liabilities
Revolving credit facility	206,667	154,417
Mortgage notes payable, net	81,552	83,744
Intangible liabilities, net	41,894	44,605
Accounts payable and accrued liabilities	13,516	9,346
Total liabilities	343,629	292,112
Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 35,161,192 and 24,168,379 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively.	352	241
Additional paid-in capital	568,520	391,767
Retained (deficit)	575	(1,694)
Cumulative dividends	(33,944)	(13,051)
Total stockholders' equity	535,503	377,263
Non-controlling interest in Operating Partnership	141,422	242,631
Total equity	676,925	619,894
Total liabilities and equity	$1,020,554	$912,006

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	For the three months ended		For the nine months ended
				September 30, 2015
	September 30, 2016	September 30, 2015	September 30, 2016	(pro forma)
Revenues
Rental income	$24,493	$18,126	$68,520	$52,842
Tenant reimbursements	2,385	1,689	7,016	4,687
Other income	97	42	331	120
Total revenues	26,975	19,857	75,867	57,649
Operating expenses
Property operating	5,308	3,838	14,726	10,529
Real estate taxes	2,533	1,980	7,233	5,497
Depreciation and amortization	12,237	9,344	34,174	27,496
Acquisition costs	660	235	1,339	653
Corporate general and administrative	3,066	2,301	9,154	6,236
Total expenses	23,804	17,698	66,626	50,411
Operating income	3,171	2,159	9,241	7,238

Other (expenses)
Interest expense, net	(2,043)	(1,341)	(5,967)	(3,949)
Net income	1,128	818	3,274	3,289

Non-controlling interest in Operating Partnership	(233)	(320)	(1,005)	(1,287)
Net income available to Easterly Government Properties, Inc.	$895	$498	$2,269	$2,002

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.02	$0.02	$0.08
Diluted	$0.02	$0.02	$0.07

Weighted-average common shares outstanding:
Basic	34,967,482	24,141,712	28,886,697
Diluted	36,904,564	25,216,716	30,722,389

Net income, per share - fully diluted basis	$0.03	$0.02	$0.08	$0.08

Weighted average common shares outstanding - fully diluted basis	44,446,991	39,699,318	41,717,726	39,699,318

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	For the three months ended		For the nine months ended
				September 30, 2015
	September 30, 2016	September 30, 2015	September 30, 2016	(pro forma)
Net income	$1,128	$818	$3,274	$3,289
Depreciation and amortization	12,237	9,344	34,174	27,496
Interest expense	2,043	1,341	5,967	3,949
EBITDA	$15,408	$11,503	$43,415	$34,734

Net income	$1,128	$818	$3,274	$3,289
Depreciation and amortization	12,237	9,344	34,174	27,496
Funds From Operations (FFO)	$13,365	$10,162	$37,448	$30,785
Adjustments to FFO:
Acquisition costs	660	235	1,339	653
Straight-line rent	(50)	(66)	(17)	(197)
Above-/below-market leases	(1,816)	(1,383)	(5,225)	(3,924)
Non-cash interest expense	196	191	585	568
Non-cash compensation	742	663	2,164	1,221
Funds From Operations, as Adjusted	$13,097	$9,802	$36,294	$29,106

FFO, per share - fully diluted basis	0.30	0.26	0.90	0.78
FFO, as Adjusted, per share - fully diluted basis	0.29	0.25	0.87	0.73

Funds From Operations, as Adjusted	$13,097	$9,802	$36,294	$29,106
Acquisition costs	(660)	(235)	(1,339)	(653)
Principal amortization	(717)	(592)	(2,131)	(1,792)
Maintenance capital expenditures	(463)	(149)	(781)	(275)
Contractual tenant improvements	(22)	(16)	(31)	(50)
Cash Available for Distribution (CAD)	$11,235	$8,810	$32,012	$26,336

Weighted average common shares outstanding - fully diluted basis	44,446,991	39,699,318	41,717,726	39,699,318